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                                                                    EXHIBIT 99.1

Contacts:         For media:        John Calagna
                                    212-578-6252
                                    jcalagna@metlife.com

                  For investors:    John Nadel
                                    212-578-2085
                                    jnadel@metlife.com

                    METLIFE ANNOUNCES ORGANIZATIONAL CHANGES

NEW YORK, June 17, 2003 -- MetLife, Inc. (NYSE: MET) today announced that as the result of an annual leadership review encompassing the entire MetLife enterprise, the company has made a number of significant moves to broaden the experience of its leadership team and build a strong succession of senior leaders for the company.

"These moves are designed to create a solid bench of talent that will continue to be exposed to a wide variety of roles, responsibilities and experiences in many different businesses," said MetLife Chairman and Chief Executive Officer Robert H. Benmosche. "The changes we are announcing today will maximize the strengths and talents of our leadership team, and result in broader strategic thinking and will bring new perspectives and expertise to our businesses. We are building a strong succession plan for the future and are clearly moving in the right direction to ensure a stronger MetLife."

The following are senior level position changes, effective July 1:

- Vice Chairman and Chief Investment Officer Jerry Clark, after 35 years of distinguished and dedicated service to MetLife, has decided to retire. He will remain Vice Chairman and a member of the Board until his retirement at year-end. Clark has been instrumental in the growth and success of the company. Clark has held numerous leadership positions throughout his career in the Investments department, both in the home office and field. He has had responsibility for the company's general account investment portfolio, which currently totals more than $190 billion since 1992, was elected Chief Investment Officer in 1995, a member of the Board in 1997 and Vice Chairman in 1998.

- Lee Launer becomes Executive Vice President and Chief Investment Officer effective July 1 and will be a member of the Executive Group reporting to the Chairman. Launer most recently headed Real Estate Investments, including responsibility for MetLife's commercial mortgage and equity real estate portfolio. He joined MetLife in 1979 in the Investments department in Southern California. Prior to joining Real Estate Investments in 2001, Launer was Corporate Treasurer. During his career at MetLife, Launer has held several positions including head of Fixed Income, the Portfolio Management Unit and Investment Information. He also spent two years in Individual Business. Managing Director Robert Merck succeeds Launer as the new head of Real Estate Investments. Since 2001, as Managing Director, Merck was responsible for the strategic direction of MetLife's real estate equity portfolio, including asset management, transaction approvals, new production, development and sales.
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-    Gary Beller, whose normal retirement is scheduled for year-end, will continue to be responsible for Government and Industry Relations department (GAIRD), and Mergers & Acquisitions. He joined MetLife in 1994 from the American Express Company where he held various positions, including 16 years as General Counsel and 11 years as Executive Vice President. During his 9-year tenure with MetLife, Beller has been Senior Executive Vice President and General Counsel overseeing the company's Legal Affairs Group. He has provided strategic leadership and guidance for MetLife's demutualization as well as for several other major corporate initiatives.

- James Lipscomb becomes Executive Vice President and General Counsel effective July 1, and will be a member of the Executive Group reporting to the Chairman. Lipscomb most recently served as Senior Vice President and Deputy General Counsel. He joined MetLife in 1972 as an attorney. Prior to returning to the Law Department in July 2001, he was President and Chief Executive Officer of Conning Corporation, a former MetLife subsidiary. During his career at MetLife, Lipscomb has held several positions including head of the Law department's Real Estate Investment Section, Vice President in the Strategic Research Group, head of Real Estate Investments mortgage loan portfolio and head of Corporate Planning and Strategy.

- Executive Vice President Judy Weiss, with her strong background in finance, moves from Retirement and Savings (R&S) in MetLife's Institutional Business and will assume responsibility for the company's Actuarial, Tax, Financial Risk Management and Strategic Planning departments. Her responsibilities in R&S included providing investment and retirement products and services in support of employee benefit plan sponsors and their plan participants and advisors. Prior to joining R&S, Weiss was Chairman and Chief Executive Officer of MetLife Bank responsible for its creation, as well as Chief Actuary for the company during its demutualization process. In addition, Weiss has been head of Corporate Planning and Corporate Risk Management, Small Business Center, Pensions Corporate Accounts, as well as Chief Financial Officer for the Pensions department.

- Senior Vice President Presley Surratt succeeds Weiss as head of Retirement & Savings. Surratt currently heads National Accounts in Institutional Business. In this position, Surratt had responsibility for providing insurance products and services for MetLife's customers with over 25,000 employees. He was also responsible for underwriting and administration of the Federal Employees' Group Life Insurance Program. Surratt joined MetLife in 1979 as an actuarial student in the Group Insurance Actuarial department. He advanced through positions of increasing responsibility and in 1989, he became Vice President and Actuary. In 1992, he transferred to National Accounts, and in 1994 he became Vice President of the General Motors Division of MetLife's National Accounts. He became head of National Accounts in 1996.

- Senior Vice President Ed Reynolds, currently head of the Small Business Center (SBC) and Group Regional Operations (GRO) for Institutional Business, moves to Individual Business with responsibility for the MetLife sales force. Reynolds brings a wealth of experience to this role, including senior responsibility for agency sales at Mutual Benefit Life, as well as a number of significant roles in the group business. Since joining MetLife and beginning SBC
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     in 1995, Reynolds has led the organization which has expanded to more than
     1,000 employees and has grown sales at a compounded annual growth rate of 38% while exceeding earnings targets. In addition, over the past year, he has had great results leveraging the GRO/SBC organizations to capture underserved opportunities in the marketplace.

- Senior Vice President Mike Farrell will take on additional responsibility for independent distribution, including St. Louis Missouri-based GenAmerica Financial. Farrell will continue as head of MetLife Investors Group, which manages the distribution of MetLife products (particularly variable annuities) through third parties including broker dealers and wirehouses, and MetLife Resources, which provides retirement products and services to non profit institutions. GenAmerica is an important part of MetLife's independent distribution strategy. Dick Evans, who heads GenAmerica, will report to Farrell. Farrell brings a long record of accomplishment to his new position and has done an outstanding job in managing and profitably growing the independent distribution channel for MetLife Investors Group, building the number of available distributors more than 150% last year alone, and generating record growth in annuity deposits. In addition, Farrell will assume responsibility for sales and marketing for all broker dealer organizations.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve approximately 12 million individuals in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. It also has international insurance operations in 12 countries.

                                      # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse litigation or arbitration results; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or debt ratings; (x) changes in rating agency policies or practices; (xi) discrepancies
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between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; and (xiv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.